                                         CALCULATION OF REGISTRATION FEE

                                                          Maximum Aggregate               Amount of Registration
Title of Each Class of Securities Offered                  Offering Price                         Fee(1)
-----------------------------------------                 -----------------               ----------------------
Performance Leveraged Upside Securities                      $29,000,000                         $3,103.00
(PLUS(SM))

(1)  Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $2,652,225.08 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on
Form S-3 (No. 333-129243) filed by Morgan Stanley on October 25, 2005 and have been carried forward. The
$3,103.00 fee with respect to the $29,000,000 PLUS sold pursuant to this registration statement is offset against those filing fees, and $1,562,789.90 remains available for future registration fees. No additional fee has been paid with respect to this offering.

PROSPECTUS Dated January 25, 2006                                                           Pricing Supplement No. 39 to
PROSPECTUS SUPPLEMENT                                                              Registration Statement No. 333-131266
Dated January 25, 2006                                                                              Dated April 21, 2006
                                                                                                          Rule 424(b)(2)
                                                       $29,000,000
                                                     Morgan Stanley
                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                 Senior Fixed Rate Notes
                                                 ----------------------
                                                  PLUS due May 20, 2007
                             Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                                       Based on the Closing Price of Shares of the
                                       iShares(R) MSCI Emerging Markets Index Fund
                                       Performance Leveraged Upside Securities(SM)
                                                      ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity.
Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the closing price of one share of the iShares(R) MSCI Emerging Markets Index Fund, which we refer to as the closing price, at maturity.

o    The principal amount and issue price of each PLUS is $10.

o    We will not pay interest on the PLUS.

o    At maturity, if the final closing price is greater than the initial closing price, you will receive for each $10 principal amount of PLUS that you hold a payment equal to $10 plus the leveraged upside payment, which is equal to
     $10 multiplied by 300% of the percent increase in the closing price, subject to a maximum payment at maturity of
     $12.10, or 121% of the issue price. If the final closing price is less than or equal to the initial closing price, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 multiplied by the share performance factor, which will be less than or equal to 1.0.

     o    The percent increase in the closing price will be equal to (i) the final closing price minus the initial closing price divided by (ii) the initial closing price.

     o    The share performance factor will be equal to (i) the final closing price divided by (ii) the initial closing price.

     o    The initial closing price is $106.90, the closing price of one share of the iShares(R) MSCI Emerging Markets
          Index Fund, which we refer to as an underlying share or collectively as the underlying shares, on April 21,
          2006, the day we priced the PLUS for initial sale to the public.

     o    The final closing price will equal the closing price of one underlying share times the adjustment factor on the second scheduled trading day prior to the maturity date, which we refer to as the valuation date. The adjustment factor will be initially set at 1.0 and is subject to change upon certain events affecting the underlying shares.

o    Investing in the PLUS is not equivalent to investing in the underlying shares or in the MSCI Emerging Markets
     Index.

o    The PLUS will not be listed on any securities exchange.

o    The CUSIP number for the PLUS is 61748U201.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities.  See "Risk Factors" beginning on PS-7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                ------------------------
                                                   PRICE $10 PER PLUS
                                                ------------------------

                                                      Price to              Agent's             Proceeds to
                                                       Public           Commissions(1)            Company
                                                  ---------------     ------------------      ---------------
Per PLUS...................................            $10.00                 $0.15                 $9.85
Total......................................         $29,000,000             $435,000             $28,565,000
----------------
(1)  For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Description of PLUS-Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS have not been and will not be registered with the Comissao de Calores Mobiliarios (The Brazilian
Securities Commission). The PLUS may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     No action has been taken to permit an offering of the PLUS to the public in Hong Kong as the PLUS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the PLUS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and
any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     The Agent and each dealer represent and agree that they will not offer or sell the PLUS nor make the PLUS the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS, whether directly or indirectly, to persons in Singapore other than:

          (a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of
     Singapore (the "SFA"));

          (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

          (c) a person who acquires the PLUS for an aggregate consideration of not less than Singapore dollars Two
     Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

          (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the
     SFA.

                                                          PS-2
========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the closing price of the shares of the iShares(R) MSCI Emerging Markets Index Fund, each of which we refer to as an underlying share.

     "iShares(R)" is a registered trademark of Barclays Global Investors, N.A. and has been licensed for use by Morgan
Stanley. "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

Each PLUS costs $10                We, Morgan Stanley, are offering Performance Leveraged Upside Securities(SM) due May
                                   20, 2007, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the
                                   Closing Price of Shares of the iShares(R) MSCI Emerging Markets Index Fund, which we refer to as the PLUS. The principal amount and issue price of each PLUS is $10.

                                   The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.
                                   The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the
                                   PLUS. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PLUS--Use of Proceeds and Hedging."

No guaranteed return of            Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee
principal; no interest             any return of principal at maturity. If the final closing price is less than the initial closing price, we will pay to you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the closing price of the underlying shares. The initial closing price is $106.90, the closing price of one underlying share on April 21, 2006, the day we priced the PLUS for initial sale to the public. The final closing price will be the closing price of one underlying share times the adjustment factor on the second scheduled trading day prior to the maturity date, which we refer to as the valuation date. The adjustment factor is initially set at 1.0 and is subject to change upon certain events affecting the underlying shares.

Payment at maturity based on       At maturity, you will receive for each $10 principal amount of PLUS that you hold an
the iShares(R) MSCI Emerging       amount in cash based upon the closing price of one underlying share, determined as
Markets Index Fund                 follows:

                                   o    If the final closing price is greater than the initial closing price, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                         $10    +    leveraged upside payment,

                                        subject to a maximum payment at maturity of $12.10, or 121% of the issue price,

                                                          PS-3
========================================================================================================================

                                        where,

                                          leveraged upside payment   =   $10   x   300%   x   share percent increase

                                        and

                                           share percent       =     final closing price - initial closing price
                                           increase                  -------------------------------------------
                                                                                initial closing price

                                   If the final closing price is less than or equal to the initial closing price, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                          $10   x   share performance factor

                                        where,

                                          share performance        =   final closing price
                                          factor                      ---------------------
                                                                      initial closing price

                                        Because the share performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                                   On PS-6, we have provided a graph titled "Hypothetical Payouts on the PLUS at
                                   Maturity," which illustrates the performance of the PLUS at maturity over a range of hypothetical percentage changes in the closing price of the shares. The graph does not show every situation that may occur.

                                   You can review the historical prices of the underlying shares in the section of this pricing supplement called "Description of PLUS--Historical Information." The
                                   iShares(R) MSCI Emerging Markets Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI
                                   Emerging Markets Index.

The adjustment factor may be       During the life of the PLUS, our affiliate, Morgan Stanley & Co. Incorporated or its
changed                            successors, which we refer to as MS & Co., acting as calculation agent, may make changes to the adjustment factor, initially set at 1.0, to reflect the occurrence of certain events relating to the underlying shares. You should read about these adjustments in the sections of this pricing supplement called "Risk Factors--The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares," "Description of PLUS--Adjustment
                                   Factor" and "--Antidilution Adjustments; Alternate Calculation."

You have no shareholder rights     Investing in the PLUS is not equivalent to investing in the underlying shares. As an investor in the PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares. In addition, you do not have the right to exchange your PLUS for underlying shares at any time.

Your return on the PLUS is         The return investors realize on the PLUS is limited by the maximum payment at
limited by the maximum             maturity. The maximum payment at maturity of each PLUS is $12.10, or 121% of the
payment at maturity                issue price. Although the leverage factor provides 300% exposure to any increase in the closing price of the underlying shares at maturity, because the

                                                          PS-4
========================================================================================================================

                                   payment at maturity will be limited to 121% of the issue price of the PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the final closing price exceeds 107% of the initial closing price. See "Hypothetical
                                   Payouts on the PLUS at Maturity" on PS-6.

Postponement of maturity date      If a market disruption event occurs on the scheduled valuation date or the scheduled valuation date is not otherwise a trading day, the maturity date will be postponed until the second scheduled trading day following the valuation date as postponed.

MSCI Emerging Markets Index        The MSCI Emerging Markets Index is calculated, published and disseminated daily by
                                   Morgan Stanley Capital International Inc., or MSCI, a majority-owned subsidiary of
                                   Morgan Stanley, and is designed to measure equity market performance in the global emerging markets. For further information regarding the MSCI Emerging Markets Index, see "Description of Notes--The MSCI Emerging Markets Index".

MS & Co. will be the               We have appointed our affiliate, MS & Co., to act as calculation agent for JPMorgan
Calculation Agent                  Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the initial closing price, the final closing price, the percentage change in the closing price of the underlying shares, the payment to you at maturity and whether a market disruption event has occurred.

MSCI is our subsidiary             Morgan Stanley Capital International, which we refer to as MSCI, owns the MSCI
                                   Emerging Markets Index and is a majority-owned subsidiary of Morgan Stanley. MSCI is responsible for the design and maintenance of the MSCI Emerging Markets Index, including decisions regarding the calculation of the MSCI Emerging Markets Index, such as the addition and deletion of component stocks and other methodological modifications of the MSCI Emerging Markets Index. The actions and judgments of MSCI may affect the value of the MSCI Emerging Markets Index and, consequently, could adversely affect the closing price of the underlying shares, to the extent that the underlying shares generally track the MSCI Emerging Markets Index, and the value of the PLUS. The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests.

Where you can find more            The PLUS are senior notes issued as part of our Series F medium-term note program.
information on the PLUS            You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006. We describe the basic features of this type of note in the sections of the prospectus supplement called
                                   "Description of Notes--Fixed Rate Notes" and "--Exchangeable Notes."

                                   Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the PLUS, you should read the "Description of PLUS" section in this pricing supplement. You should also read about some of the risks involved in investing in PLUS in the section called
                                   "Risk Factors." The tax treatment of investments in notes such as these differ from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation." We
                                   urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us                    You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                          PS-5
========================================================================================================================

                                      HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payment at maturity on the PLUS for a range of hypothetical percentage changes in the closing price of the underlying shares. The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity. The graph is based on the following hypothetical terms:

     o    Issue price per PLUS:        $10

     o    Initial closing price:       $106.90

     o    Leverage factor:             300%

     o    Maximum payment at maturity: $12.10 (121% of the issue price)

     Where the final closing price is greater than the initial closing price, the payment at maturity on the PLUS reflected in the graph below is greater than the $10 principal amount per PLUS, but in all cases is subject to the maximum payment at maturity. Where the final closing price is less than or equal to the initial closing price, the payment at maturity on the PLUS reflected in the graph below is less than the $10 principal amount per PLUS.

     In the hypothetical example below, you will realize the maximum payment at maturity at a final closing price of
107% of the initial closing price, or approximately $114.38. In addition, you will not share in the performance of the underlying shares at final closing prices above 121% of the hypothetical initial closing price, or approximately $129.35.
The graph does not show every situation that may occur.

                                                          PS-6
========================================================================================================================

                                                      RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the
PLUS do not pay interest or guarantee any return of principal at maturity. The return investors realize on the PLUS is limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest or        The terms of the PLUS differ from those of ordinary debt securities in that we will
guarantee return of principal      not pay you interest on the PLUS or guarantee to pay you the principal amount of the
                                   PLUS at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the final closing price. If the final closing price is greater than the initial closing price, you will receive an amount in cash equal to $10 plus the leveraged upside payment, subject to a maximum payment at maturity of $12.10, or 121% of the issue price. If the final closing price is less than the initial closing price, you will lose money on your investment; you will receive an amount in cash that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the closing price of the underlying shares. See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

Your appreciation potential        The appreciation potential of the PLUS is limited by the maximum payment at maturity
is limited                         of $12.10, or 121% of the issue price. As a result, you will not share in any appreciation of the underlying shares above 121% of the price of the underlying shares on the day we priced the PLUS for initial sale to the public. Although the leverage factor provides 300% exposure to any increase in the price of the underlying shares at maturity, because the payment at maturity is limited to 121% of the issue price for each PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the final closing price exceeds 107% of the initial closing price. See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

The PLUS will not be listed        The PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the PLUS. MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which MS & Co.
                                   is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the PLUS.

Market price of the PLUS may       Several factors, many of which are beyond our control, will influence the value of
be influenced by many              the PLUS in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors              purchase or sell the PLUS in the secondary market. We expect that generally the trading price of the underlying shares on any day will affect the value of the PLUS more than any other single factor. Other factors that may influence the value of the
                                   PLUS include:

                                   o    the volatility (frequency and magnitude of changes in price) of the underlying shares

                                   o    geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the securities underlying the MSCI Emerging Markets
                                        Index or stock markets generally and which may affect the trading price of the underlying shares

                                                          PS-7
========================================================================================================================

                                   o    the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the securities underlying the MSCI Emerging Markets Index trade

                                   o    interest and yield rates in the market

                                   o    the dividend rate on the underlying shares

                                   o    the time remaining until the PLUS mature

                                   o    our creditworthiness

                                   o    the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor

                                   Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if the trading price of the underlying shares is at, below, or not sufficiently above the initial closing price.

                                   You cannot predict the future performance of the underlying shares based on its historical performance. The price of the underlying shares may decrease so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease in the price of the underlying shares. In addition, there can be no assurance that the price of the underlying shares will increase so that you will receive at maturity an amount in excess of the principal amount of the PLUS. Nor can there be any assurance that the price of the underlying shares will not increase beyond 121% of the initial closing price, in which case you will only receive the maximum payment at maturity. You will no longer share in the performance of the underlying shares at prices above 121% of the initial closing price.

The inclusion of commissions       Assuming no change in market conditions or any other relevant factors, the price, if
and projected profit from          any, at which MS & Co. is willing to purchase PLUS in secondary market transactions
hedging in the original            will likely be lower than the original issue price, since the original issue price
issue price is likely to           included, and secondary market prices are likely to exclude, commissions paid with
adversely affect secondary         respect to the PLUS, as well as the projected profit included in the cost of hedging
market prices                      our obligations under the PLUS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the underlying      Barclays Global Fund Advisors, which we refer to as BGFA, is the investment adviser
shares or to the MSCI Emerging     to the iShares(R) MSCI Emerging Markets Index Fund, which seeks investment results
Markets Index could adversely      that correspond generally to the price and yield performance, before fees and
affect the value of the PLUS       expenses, of the MSCI Emerging Markets Index. MSCI is responsible for calculating and maintaining the MSCI Emerging Markets Index. MSCI can add, delete or substitute the stocks underlying the MSCI Emerging Markets Index or make other methodological changes that could change the value of the MSCI Emerging Markets Index. Pursuant to its investment strategy or otherwise, BGFA may add, delete or substitute the stocks comprising the iShares(R) MSCI Emerging Markets Index Fund. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the PLUS.

The underlying shares and the      The performance of the underlying shares may not exactly replicate the performance of
MSCI Emerging Markets Index        the MSCI Emerging Markets Index because the iShares(R) MSCI Emerging Markets Index
are different                      Fund will reflect transaction costs and fees that are not included in the calculation of the MSCI Emerging Markets Index. It is also possible that the iShares(R) MSCI
                                   Emerging Markets Index Fund may not fully replicate the performance of the MSCI
                                   Emerging Markets Index due to the temporary

                                                          PS-8
========================================================================================================================

                                   unavailability of certain securities in the secondary market or due to other extraordinary circumstances. BFGA may invest up to 10% of the iShares(R) MSCI
                                   Emerging Markets Index Fund's assets in shares of other iShares(R) funds that seek to track the performance of equity securities of constituent countries of the MSCI
                                   Emerging Markets Index.

The antidilution adjustments       MS & Co., as calculation agent, will adjust the amount payable at maturity for
the calculation agent is           certain events affecting the underlying shares. However, the calculation agent will
required to make do not cover      not make an adjustment for every event that could affect the underlying shares. If an
every event that could affect      event occurs that does not require the calculation agent to adjust the amount payable
the underlying shares              at maturity, the market price of the PLUS may be materially and adversely affected.

The economic interests of the      The economic interests of the calculation agent and other affiliates of ours are
calculation agent and other        potentially adverse to your interests as an investor in the PLUS.
affiliates of ours are
potentially adverse to your        MSCI and MS & Co., the calculation agent, are each our subsidiaries. MSCI is
interests                          responsible for calculating and maintaining the MSCI Emerging Markets Index and the guidelines and policies governing its composition and calculation. Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI.

                                   The policies and judgments for which MSCI is responsible concerning additions, deletions, substitutions and weightings of the component stocks and the manner in which certain changes affecting such component stocks are taken into account may affect the value of the MSCI Emerging Markets Index and, consequently, the price of the underlying shares, to the extent that the underlying shares generally track the
                                   MSCI Emerging Markets Index, and the value of the PLUS. The inclusion of a component stock in the MSCI Emerging Markets Index is not an investment recommendation by
                                   Morgan Stanley or MSCI of that security.

                                   MS & Co. and MSCI are under no obligation to consider your interests as an investor in the PLUS and will not do so. Any such actions or judgments by MSCI or MS & Co.
                                   could adversely affect the price of the underlying shares and, consequently, the value of the PLUS.

                                   As calculation agent, MS & Co. will determine the initial closing price and the final closing price, and calculate the amount of cash, if any, you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the calculation of the final closing price (and of any antidilution adjustments), may affect the payout to you at maturity. See the section of this pricing supplement called "Description of PLUS--Market Disruption Event."

                                   The original issue price of the PLUS includes the agent's commissions and certain costs of hedging our obligations under the PLUS. The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Investing in the PLUS is not       Investing in the PLUS is not equivalent to investing in the underlying shares or the
equivalent to investing in         MSCI Emerging Markets Index. As an investor in the PLUS, you will not have voting
the underlying shares              rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks comprising the MSCI Emerging Markets
                                   Index.

                                                          PS-9
========================================================================================================================

Hedging and trading activity       MS & Co. and other affiliates of ours have carried out, and will continue to carry
by the calculation agent and       out, hedging activities related to the PLUS (and possibly to other instruments linked
its affiliates could               to the underlying shares), including trading in the underlying shares, in options
potentially adversely affect       contracts on the underlying shares as well as in other instruments related to the
the value of the PLUS              underlying shares. MS & Co. and some of our other subsidiaries also trade the underlying shares, the stocks underlying the MSCI Emerging Markets Index and other financial instruments related to the underlying shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the date of this pricing supplement could potentially have increased the initial closing price and, as a result, could have increased the price at which the underlying shares must trade on the valuation date before you receive a payment at maturity that exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the term of the PLUS could potentially affect the closing price of the underlying shares on the valuation date and, accordingly, the amount of cash you will receive at maturity.

There are risks associated         The stocks included in the MSCI Emerging Markets Index and that are generally tracked
with investments in securities     by the underlying shares have been issued by companies in various foreign countries.
linked to the value of foreign     Investments in securities linked to the value of foreign equity securities involve
equity securities                  risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and
                                   Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to
                                   U.S. reporting companies.

                                   The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The PLUS are subject to            Because the closing price of the underlying shares generally reflects the U.S. dollar
currency exchange rate risk        value of the securities represented in the MSCI Emerging Markets Index, holders of the PLUS will be exposed to currency exchange rate risk with respect to each of the currencies in which such securities trade. An investor's net exposure will depend on the extent to which the currencies of the component countries strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the securities represented in the MSCI Emerging Markets Index, the value of the underlying shares will be adversely affected and the payment at maturity on the PLUS may be reduced.

                                                         PS-10
========================================================================================================================

Although the U.S. federal          Although the U.S. federal income tax consequences of an investment in the PLUS are
income tax consequences of an      uncertain, the PLUS generally should be treated as a single financial contract that
investment in the PLUS are         is an "open transaction" for U.S. federal income tax purposes.
uncertain, the PLUS generally
should be treated as a single      Please read the discussion under "United States Federal Income Taxation" in this
financial contract that is an      pricing supplement concerning the U.S. federal tax consequences of investing in the
"open transaction" for U.S.        PLUS. If the Internal Revenue Service (the "IRS") were successful in asserting an
federal income tax purposes.       alternative characterization for the PLUS, the timing and character of income on the
                                   PLUS might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

                                   You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                   federal tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-11
========================================================================================================================

                                                   DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"PLUS" refers to each $10 principal amount of our PLUS due May 20, 2007, Mandatorily Exchangeable for an Amount Payable
in U.S. Dollars Based on the Closing Price of Shares of the iShares(R) MSCI Emerging Markets Index Fund. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount........ $29,000,000

Underlying Shares................. Shares of the iShares(R) MSCI Emerging Markets Index Fund

Original Issue Date
  (Settlement Date)............... April 26, 2006

Maturity Date..................... May 20, 2007, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event on the scheduled Valuation Date.

                                   If due to a Market Disruption Event or otherwise, the Valuation Date is postponed so that it falls less than two scheduled Trading Days prior to the scheduled Maturity
                                   Date, the Maturity Date will be the second scheduled Trading Day following the
                                   Valuation Date as postponed. See "--Valuation Date" below.

Issue Price....................... $10 per PLUS

Denominations..................... $10 and integral multiples thereof

CUSIP Number...................... 61748U201

Interest Rate..................... None

Specified Currency................ U.S. dollars

Payment at Maturity............... At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to the $10 principal amount of each PLUS an amount in cash equal to (i) if the Final
                                   Closing Price is greater than the Initial Closing Price, the lesser of (a) $10 plus the Leveraged Upside Payment and (b) the Maximum Payment at Maturity or (ii) if the
                                   Final Closing Price is less than or equal to the Initial Closing Price, $10 times the
                                   Share Performance Factor. See "--Antidilution Adjustments; Alternate Calculation"
                                   below.

                                   We shall, or shall cause the Calculation Agent to, (i) provide written notice to the
                                   Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each PLUS, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such
                                   Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the PLUS to the Trustee for delivery to DTC, as holder of the PLUS, on the
                                   Maturity Date. We expect such amount of cash will be distributed to investors on the
                                   Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

                                                         PS-12
========================================================================================================================

Maximum Payment at Maturity....... $12.10

Leveraged Upside Payment.......... The product of (i) $10 and (ii) 300% and (iii) the Share Percent Increase.

Share Percent Increase............ A fraction, the numerator of which is the Final Closing Price minus the Initial
                                   Closing Price and the denominator of which is the Initial Closing Price.

Share Performance Factor.......... A fraction, the numerator of which is the Final Closing Price and the denominator of which is the Initial Closing Price.

Initial Closing Price............. $106.90

Closing Price..................... The Closing Price for one Underlying Share (or one unit of any other security for which a Closing Price must be determined) on any Trading Day (as defined below)
                                   means:

                                        o    if the Underlying Share (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal
                                             United States securities exchange registered under the Securities Exchange
                                             Act of 1934, as amended (the "Exchange Act"), on which the Underlying Share
                                             (or any such other security) is listed or admitted to trading,

                                        o    if the Underlying Share (or any such other security) is a security of the
                                             Nasdaq National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day, or

                                        o    if the Underlying Share (or any such other security) is neither listed or admitted to trading on any national securities exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board
                                             Service (the "OTC Bulletin Board") operated by the National Association of
                                             Securities Dealers, Inc. (the "NASD"), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

                                   If the Underlying Share (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one
                                   Underlying Share (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin
                                   Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or closing price, as applicable, for the
                                   Underlying Share (or any

                                                         PS-13
========================================================================================================================

                                   such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for the Underlying Share (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.
                                   Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.
                                   The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto. See "--Antidilution Adjustments; Alternate
                                   Calculation" below.

Final Closing Price............... The Closing Price of one Underlying Share times the Adjustment Factor, each as determined by the Calculation Agent on the Valuation Date.

Adjustment Factor................. 1.0, subject to adjustment in the event of certain events affecting the Underlying
                                   Shares. See "--Antidilution Adjustments; Alternate Calculation" below.

Valuation Date.................... The Valuation Date will be the second scheduled Trading Day prior to the Maturity
                                   Date, subject to adjustment for Market Disruption Events as described in the following paragraph. If there is a Market Disruption Event on the scheduled Valuation
                                   Date or if the scheduled Valuation Date is not otherwise a Trading Day, the Valuation
                                   Date will be the immediately succeeding Trading Day during which no Market Disruption
                                   Event shall have occurred.

Trading Day....................... A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange
                                   LLC ("AMEX"), the Nasdaq National Market, the Chicago Mercantile Exchange, the
                                   Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or
  Certificated Note............... Book Entry. The PLUS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the PLUS. Your beneficial interest in the PLUS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the PLUS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The
                                   Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                   Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated
  Note............................ Senior

                                                         PS-14
========================================================================================================================

Trustee........................... JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent............................. Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Calculation Agent................. MS & Co.

                                   All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                   All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g.,
                                   .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to
                                   .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

                                   Because the Calculation Agent is our subsidiary, the economic interests of the
                                   Calculation Agent and its affiliates may be adverse to your interests as an investor in the PLUS, including with respect to certain determinations and judgments that the
                                   Calculation Agent must make in determining the Initial Closing Price, the Final
                                   Closing Price or whether a Market Disruption Event has occurred. See "--Antidilution
                                   Adjustments; Alternate Calculation" and "--Market Disruption Event" below. MS & Co.
                                   is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Market Disruption Event........... Market Disruption Event means, with respect to the Underlying Shares:

                                        (i) the occurrence or existence of a suspension, absence or material limitation of trading of the Underlying Shares on the primary market for the Underlying
                                        Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the Underlying Shares as a result of which the reported trading prices for the Underlying Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate;
                                        or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the Underlying
                                        Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; or

                                                         PS-15
========================================================================================================================

                                        (ii) the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the
                                        MSCI Emerging Markets Index on the Relevant Exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange, in each case as determined by the Calculation Agent in its sole discretion; or

                                        (iii) the suspension, material limitation or absence of trading on any major
                                        U.S. securities market for trading in futures or options contracts related to the MSCI Emerging Markets Index or the Underlying Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the
                                        Calculation Agent in its sole discretion; and

                                        (iv) a determination by the Calculation Agent in its sole discretion that any event described in clauses (i), (ii) or (iii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS.

                                   For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the MSCI Emerging Markets Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the MSCI Emerging Markets Index shall be based on a comparison of (x) the portion of the level of the MSCI Emerging Markets
                                   Index attributable to that security relative to (y) the overall level of the MSCI
                                   Emerging Markets Index, in each case immediately before that suspension or limitation.

                                   For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market
                                   Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any
                                   Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on the MSCI Emerging Markets Index or the Underlying Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the MSCI Emerging Markets Index or the Underlying Shares
                                   and (5) a "suspension, absence or material limitation of trading" on any Relevant
                                   Exchange or on the primary market on which futures or

                                                         PS-16
========================================================================================================================

                                   options contracts related to the MSCI Emerging Markets Index or the Underlying Shares
                                   are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant Exchange................. Relevant Exchange means the primary exchange or market of trading for any security
                                   (or any combination thereof) then included in the MSCI Emerging Markets Index or any
                                   Successor Index (as described below).

Antidilution Adjustments;
Alternate Calculation............. The Adjustment Factor will be adjusted and, if applicable, the Closing Price of the
                                   Underlying Shares will be determined, as follows:

                                   1. If the Underlying Shares are subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and the number of shares issued in such stock split or reverse stock split with respect to one Underlying Share.

                                   2. If the iShares(R) MSCI Emerging Markets Index Fund is liquidated or otherwise terminated (a "Liquidation Event"), (i) the Closing Price of the Underlying Shares on
                                   the Valuation Date following such Liquidation Event will be determined by the
                                   Calculation Agent and will be deemed to be a fraction of the closing value of the
                                   MSCI Emerging Markets Index (or any Successor Index, as described below) on such
                                   Valuation Date (taking into account any material changes in the method of calculating the MSCI Emerging Markets Index following such Liquidation Event) equal to that fraction of the closing value of the MSCI Emerging Markets Index represented by the
                                   Closing Price of the Underlying Shares on the last day prior to the occurrence of such Liquidation Event on which a Closing Price of the Underlying Shares was available.

                                   No adjustment to the Adjustment Factor pursuant to the first paragraph of this section will be required unless such adjustment would require a change of at least
                                   0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

                                   The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to the Adjustment Factor or method of calculating the
                                   Closing Price of the Underlying Shares and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

                                   The Calculation Agent will provide information as to any adjustments to the
                                   Adjustment Factor, or to the method of calculating the Closing Price of the
                                   Underlying Shares, upon written request by any investor in the PLUS.

Discontinuance of the MSCI
  Emerging Markets Index;
  Alteration of Method of
  Calculation..................... If MSCI discontinues publication of the MSCI Emerging Markets Index and MSCI or another entity (including MS & Co.) publishes a successor or substitute index that MS
                                   & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued MSCI Emerging Markets Index (such index being referred to herein as a "Successor Index"), then any subsequent Closing Price following a Liquidation
                                   Event will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on the Trading Day that any Closing Price is to be determined.

                                   Upon any selection by the Calculation Agent of a Successor Index, the Calculation
                                   Agent will cause written notice thereof to be furnished to the Trustee, to Morgan
                                   Stanley and to DTC, as holder of the PLUS, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a

                                                         PS-17
========================================================================================================================

                                   beneficial owner of the PLUS, in accordance with the standard rules and procedures of
                                   DTC and its direct and indirect participants.

                                   If MSCI discontinues publication of the MSCI Emerging Markets Index prior to, and such discontinuance is continuing on, the Valuation Date following a Liquidation
                                   Event and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the Closing Price for such date. The Closing Price will be computed by the
                                   Calculation Agent in accordance with the formula for calculating the MSCI Emerging
                                   Markets Index last in effect prior to such discontinuance, using the closing price
                                   (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently constituting the MSCI Emerging Markets Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the MSCI Emerging Markets Index may adversely affect the value of the PLUS.

Alternate Exchange
  Calculation in Case of
  an Event of Default............. In case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable per PLUS upon any acceleration of the
                                   PLUS (an "Event of Default Acceleration") shall be determined by the Calculation
                                   Agent and shall be an amount in cash equal to the Payment at Maturity calculated using the Closing Price as of the date of such acceleration times the Adjustment
                                   Factor as of such date as the Final Closing Price.

                                   If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two Business Days after the date of acceleration.

The iShares(R) MSCI Emerging
  Markets Index Fund; Public
  Information..................... iShares, Inc. (the "Company") is a registered investment company that consists of numerous separate investment portfolios, including the iShares(R) MSCI Emerging
                                   Markets Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the

                                                         PS-18
========================================================================================================================

                                   MSCI Emerging Markets Index. Information provided to or filed with the Commission by the Company pursuant to the Securities Act of 1933 and the Investment Company Act of
                                   1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission's website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                   This pricing supplement relates only to the PLUS offered hereby and does not relate to the Underlying Shares. We have derived all disclosures contained in this pricing supplement regarding the Company from the publicly available documents described in the preceding paragraph. In connection with the offering of the PLUS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Company. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the Company is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Underlying Shares (and therefore the price of the Underlying Shares at the time we price the PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Company could affect the value received at maturity with respect to the PLUS and therefore the trading prices of the PLUS.

                                   Neither we nor any of our affiliates makes any representation to you as to the performance of the Underlying Shares.

                                   We and/or our affiliates may presently or from time to time engage in business with the Company. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Company, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Underlying
                                   Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the PLUS under the securities laws. As a prospective purchaser of the PLUS, you should undertake an independent investigation of the Company as in your judgment is appropriate to make an informed decision with respect to an investment in the Underlying Shares.

Historical Information............ The following table sets forth the published high and low Closing Prices, as well as end-of-quarter Closing Prices, of the Underlying Shares for each quarter in the period from April 7, 2003 through April 21, 2006. The Closing Price on April 21, 2006 was

                                                         PS-19
========================================================================================================================

                                   $106.90. We obtained the information in the table below from Bloomberg Financial
                                   Markets, without independent verification. The historical prices of the Underlying
                                   Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the Underlying Shares on the Valuation Date. The price of the Underlying Shares may decrease so that you will receive a payment at maturity that is less than the principal amount of the PLUS. We cannot give you any assurance that the price of the Underlying Shares will increase so that at maturity you will receive a payment in excess of the principal amount of the PLUS. Nor can we give you any assurance that the price of the Underlying Shares will not increase beyond 121% of the Initial Closing Price, in which case you will only receive the
                                   Maximum Payment at Maturity. Because your return is linked to the price of the
                                   Underlying Shares at maturity, there is no guaranteed return of principal.

                                   If the Final Closing Price is less than the Initial Closing Price, you will lose money on your investment.

                                                                    High         Low       Dividends
                                                                    ----         ---       ---------
                                   2003
                                     Second Quarter.........        40.87       33.23          -
                                     Third Quarter..........        47.66       40.40          -
                                     Fourth Quarter.........        54.64       46.50          -
                                   2004
                                     First Quarter..........        59.51       55.15          0.27
                                     Second Quarter.........        60.61       47.65          -
                                     Third Quarter..........        57.50       50.89          -
                                     Fourth Quarter.........        67.28       56.70          0.80
                                   2005
                                     First Quarter..........        73.95       63.63          -
                                     Second Quarter.........        73.11       65.10          -
                                     Third Quarter..........        85.02       71.83          -
                                     Fourth Quarter.........        89.50       75.15          0.99
                                   2006
                                     First Quarter..........       100.78       91.55          -
                                     Second Quarter
                                       (through April 21,
                                       2006)................       106.90      100.14          -

                                   Historical prices with respect to the Underlying Shares have been adjusted for a
                                   3-for-1 stock split that was payable on June 8, 2005. We make no representation as to the amount of dividends, if any, that the iShares(R) MSCI Emerging Markets Index Fund will pay in the future. In any event, as an investor in the PLUS, you will not be entitled to receive dividends, if any, that may be payable on the Underlying Shares.

The MSCI Emerging Markets
  Index........................... The MSCI Emerging Markets Index was developed by MSCI as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets. The performance of the MSCI Emerging Markets Index is a free float-adjusted average of the U.S. dollar values of all of the equity securities (the "Component Securities") constituting the MSCI indices for the selected countries (the "Component Country Indices"). As of September 30, 2005, the
                                   MSCI Emerging Markets Index consisted of the following 26

                                                         PS-20
========================================================================================================================

                                   emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech
                                   Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Malaysia, Mexico,
                                   Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea,
                                   Taiwan, Thailand, Turkey and Venezuela. Each Component Country Index is a sampling of equity securities across industry groups in such country's equity markets.

                                   Prices used to calculate the Component Securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. Closing prices are converted into
                                   U.S. dollars on a real time basis and disseminated every 60 seconds during market trading hours. It is also calculated on an end of day basis. The MSCI Emerging
                                   Markets Index has a base date December 31, 1987.

                                   We have derived all information contained in this pricing supplement regarding the
                                   MSCI Emerging Markets Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. The
                                   MSCI Emerging Markets Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and
                                   Reuters Limited. See "--Affiliation of MSCI, MS & Co. and Morgan Stanley" below.
                                   Neither MSCI nor Morgan Stanley has any obligation to continue to calculate and publish, and may discontinue calculation and publication of the MSCI Emerging Markets
                                   Index.

                                   In order to maintain the representativeness of the MSCI Emerging Markets Index, structural changes to the MSCI Emerging Markets Index as a whole may be made by adding or deleting Component Country Indices and the related Component Securities.

                                   MSCI may add additional Component Country Indices to the MSCI Emerging Markets Index
                                   or subtract one or more of its current Component Country Indices prior to the expiration of the PLUS. Any such adjustments are made to the MSCI Emerging Markets
                                   Index so that the value of the MSCI Emerging Markets Index at the effective date of such change is the same as it was immediately prior to such change.

                                   Affiliation of MSCI, MS & Co. and Morgan Stanley

                                   Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley. MSCI is responsible for the MSCI Emerging Markets Index and the guidelines and policies governing its composition and calculation. Although judgments, policies and determinations concerning the MSCI Emerging Markets Index are made solely by MSCI,
                                   Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI.
                                   MSCI(R) is a registered trademark and service mark of MSCI.

                                                         PS-21
========================================================================================================================

                                   BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC
                                   INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE PLUS, INCLUDING
                                   WITH RESPECT TO CERTAIN DETERMINATIONS AND JUDGMENTS MADE IN DETERMINING THE MSCI
                                   EMERGING MARKETS INDEX. THE POLICIES AND JUDGMENTS FOR WHICH MSCI IS RESPONSIBLE
                                   CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT COUNTRY INDICES
                                   AND CORRESPONDING COMPONENT SECURITIES COMPRISING THE MSCI EMERGING MARKETS INDEX AND
                                   THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN
                                   INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI EMERGING MARKETS INDEX. FURTHERMORE,
                                   THE POLICIES AND JUDGMENTS FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE
                                   CALCULATION OF THE MSCI EMERGING MARKETS INDEX, INCLUDING, WITHOUT LIMITATION, THE
                                   SELECTION OF THE FOREIGN EXCHANGE RATES USED FOR THE PURPOSE OF ESTABLISHING THE
                                   DAILY PRICES OF THE COMPONENT SECURITIES, COULD ALSO AFFECT THE VALUE OF THE MSCI
                                   EMERGING MARKETS INDEX. IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND
                                   CALCULATION OR DISSEMINATION OF THE MSCI EMERGING MARKETS INDEX AND THAT,
                                   CONSEQUENTLY, MS & CO., AS CALCULATION AGENT, ALSO AN AFFILIATE OF MORGAN STANLEY,
                                   WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE
                                   FINAL AVERAGE INDEX VALUE AND THE SUPPLEMENTAL REDEMPTION AMOUNT. ANY SUCH ACTIONS OR
                                   JUDGMENTS COULD ADVERSELY AFFECT THE VALUE OF THE PLUS.

                                   MSCI maintains policies and procedures regarding the handling and use of confidential proprietary information, and those policies and procedures will be in effect throughout the term of the PLUS to restrict the use of information relating to the calculation of the MSCI Emerging Markets Index prior to its dissemination.

                                   It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the Component Securities could lead to actions on the part of such underlying issuers which might adversely affect the value of the MSCI Emerging Markets Index.

Use of Proceeds and Hedging....... On or prior to the date of this pricing supplement, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the PLUS by taking positions in the Underlying Shares. Such purchase activity could potentially have increased the price of the Underlying Shares, and therefore effectively have increased the price at which the Underlying Shares must close

                                                         PS-22
========================================================================================================================

                                   before you would receive at maturity a payment that exceeds the principal amount of the PLUS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS by purchasing and selling the Underlying
                                   Shares, options contracts or exchange traded funds relating to the Underlying Shares or any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Valuation Date. We cannot give any assurance that our hedging activity will not affect the price of the Underlying Shares and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution.................... Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the
                                   Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PLUS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of this pricing supplement. The
                                   Agent may allow a concession not in excess of $0.15 per PLUS to other dealers, which may include and Morgan Stanley DW Inc., Morgan Stanley & Co. International Limited
                                   and Bank Morgan Stanley AG. We expect to deliver the PLUS against payment therefor in
                                   New York, New York on April 26, 2006. After the initial offering of the PLUS, the
                                   Agent may vary the offering price and other selling terms from time to time.

                                   In order to facilitate the offering of the PLUS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS or the price of the Underlying Shares. Specifically, the Agent may sell more PLUS than it is obligated to purchase in connection with the offering or may sell Underlying Shares or individual stocks underlying the MSCI Emerging Markets Index it does not own, creating a naked short position in the PLUS, the Underlying Shares or the individual stocks underlying the MSCI Emerging Markets Index, respectively, for its own account.
                                   The Agent must close out any naked short position by purchasing the PLUS, Underlying
                                   Shares or the individual stocks underlying the MSCI Emerging Markets Index in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PLUS, the
                                   Underlying Shares or the individual stocks underlying the MSCI Emerging Markets Index in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, PLUS, Underlying Shares or the individual stocks underlying the MSCI Emerging Markets Index in the open market to stabilize the price of the
                                   PLUS. Any of these activities may raise or maintain the market price of the PLUS above independent market prices or prevent or retard a decline in the market price of the PLUS. The Agent is not required to engage in these activities, and may end

                                                         PS-23
========================================================================================================================

                                   any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of PLUS. See "--Use of
                                   Proceeds and Hedging" above.

                                   General

                                   No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                   The Agent has represented and agreed, and each dealer through which we may offer the
                                   PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                   Brazil

                                   The PLUS have not been and will not be registered with the Comissao de Calores
                                   Mobiliarios (The Brazilian Securities Commission). The PLUS may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

                                   Chile

                                   The PLUS have not been registered with the Superintendencia de Valores y Seguros in
                                   Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                                         PS-24
========================================================================================================================

                                   Hong Kong

                                   No action has been taken to permit an offering of the PLUS to the public in Hong Kong as the PLUS have not been authorized by the Securities and Futures Commission of Hong
                                   Kong and, accordingly, no advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the PLUS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong
                                   ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

                                   Mexico

                                   The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                   Singapore

                                   The Agent and each dealer represent and agree that they will not offer or sell the
                                   PLUS nor make the PLUS the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS, whether directly or indirectly, to persons in Singapore other than:

                                   (a) an institutional investor (as defined in section 4A of the Securities and Futures
                                   Act (Chapter 289 of Singapore (the "SFA"));

                                   (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

                                   (c) a person who acquires the PLUS for an aggregate consideration of not less than
                                   Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

                                   (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

                                                         PS-25
========================================================================================================================

License Agreement between
  BGI and Morgan Stanley.......... Barclays Global Investors, N.A. ("BGI") and Morgan Stanley have entered into a non-exclusive license agreement providing license to Morgan Stanley, and certain of its affiliated and subsidiary companies, in exchange for a fee, of the right to use the iShares(R) mark in connection with securities, including the PLUS.

                                   The license agreement between BGI and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                   iShares(R) is a registered mark of BGI. BGI has licensed certain trademarks and trade names of BGI to Morgan Stanley. The PLUS is not sponsored, endorsed, sold, or promoted by BGI. BGI makes no representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the PLUS.

ERISA Matters for Pension
   Plans and Insurance
   Companies...................... Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                   In addition, we and certain of our subsidiaries and affiliates, including MS & Co.
                                   and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the
                                   "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under
                                   ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                   The U.S. Department of Labor has issued five prohibited transaction class exemptions
                                   ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for

                                                         PS-26
========================================================================================================================

                                   certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14
                                   (for certain transactions determined by independent qualified asset managers).

                                   Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a
                                   "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset Entity, is not purchasing such securities on behalf of or with "plan assets" of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or
                                   Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by
                                   ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                   Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the
                                   PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                   Purchasers of the PLUS have exclusive responsibility for ensuring that their purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

United States Federal
  Income Taxation................. In the opinion of Davis Polk & Wardwell, our counsel ("Tax Counsel"), the following are the material U.S. federal tax consequences of ownership and disposition of the
                                   PLUS.

                                   This discussion only applies to initial investors in the PLUS who:

                                                         PS-27
========================================================================================================================

                                   o    purchase the PLUS at their "issue price"; and

                                   o    will hold the PLUS as capital assets within the meaning of Section 1221 of the
                                        Internal Revenue Code of 1986, as amended (the "Code").

                                   This discussion does not describe all of the tax consequences that may be relevant to a particular holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

                                   o    certain financial institutions;
                                   o    insurance companies;
                                   o    dealers in securities or foreign currencies;
                                   o    investors holding the PLUS as part of a hedge or any similar transaction;
                                   o    U.S. Holders, as defined below, whose functional currency is not the U.S.
                                        dollar;
                                   o    partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
                                   o    regulated investment companies;
                                   o    real estate investment trusts;
                                   o    tax exempt entities, including an "individual retirement account" or "Roth IRA"
                                        as defined in Section 408 or 408A of the Code, respectively;
                                   o    persons subject to the alternative minimum tax;
                                   o    nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be taxed as U.S. resident aliens; and
                                   o    Non-U.S. Holders, as defined below, for whom income or gain in respect of the
                                        PLUS is effectively connected with a trade or business in the United States.

                                   As the law applicable to the U.S. federal income taxation of instruments such as the
                                   PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                   This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. Persons considering the purchase of the
                                   PLUS are urged to consult their tax advisors with regard to the application of the
                                   U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                   General

                                   The PLUS should be treated as a single financial contract that is an "open transaction" for U.S. federal income tax purposes. Due to the absence of statutory, judicial or administrative authorities that directly address the characterization or

                                                         PS-28
========================================================================================================================

                                   treatment of the PLUS or instruments that are similar to the PLUS for U.S. federal income tax purposes, no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of an investment in the PLUS (including alternative characterizations of the PLUS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization and treatment of the PLUS described above.

                                   o    Tax Consequences to U.S. Holders
                                   o    As used herein, the term "U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a PLUS that is:
                                   o    a citizen or resident of the United States;
                                   o    a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or
                                   o    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                   The term U.S. Holder also includes certain former citizens and residents of the
                                   United States.

                                   Tax Treatment of the PLUS

                                   Assuming the characterization and treatment of the PLUS as set forth above is respected, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                   Tax Treatment Prior to Maturity. A U.S. holder should not be required to recognize taxable income over the term of the PLUS prior to maturity, other than pursuant to a sale or exchange as described below.

                                   Tax Basis. A U.S. Holder's tax basis in the PLUS should equal the amount paid by the
                                   U.S. Holder to acquire the PLUS.

                                   Sale, Exchange or Settlement of the PLUS. Upon a sale or exchange of the PLUS, or upon settlement of the PLUS at maturity, a U.S. Holder should generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder's tax basis in the PLUS sold, exchanged, or settled. Subject to the discussion below concerning the potential application of the "constructive ownership" rule under Section 1260 of the Code, any capital gain or loss recognized upon sale, exchange or settlement of a PLUS should be long-term capital gain or loss if the U.S. Holder has held the PLUS for more than one year at such time.

                                                         PS-29
========================================================================================================================

                                   Potential Application of the Constructive Ownership Rule. A "constructive ownership transaction" includes a contract under which an investor will receive payment equal to the future value of any equity interest in a regulated investment company. Under the "constructive ownership" rule of Section 1260 of the Code, where an investment in the PLUS is treated as a "constructive ownership transaction," any long-term capital gain recognized by a U.S. Holder in respect of the PLUS will be recharacterized as ordinary income to the extent such gain exceeds the amount of aggregate "net underlying long-term capital gain" (as defined in Section 1260 of the Code) of the
                                   U.S. Holder if the U.S. Holder had acquired the equity interest in the regulated investment company on the Original Issue Date and sold such equity interest upon the sale, exchange or settlement of the PLUS, at fair market value. In addition, an interest charge will also apply to any underpayment of tax in respect of any gain that is recharacterized as ordinary income to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange or settlement of the PLUS (assuming such income accrues at a constant rate equal to the applicable federal rate as of the date of sale, exchange or settlement of the PLUS).

                                   Although the matter is not clear, there is a substantial risk that an investment in the PLUS will be treated as a "constructive ownership transaction." If so treated, it is not clear to what extent any long-term capital gain of the U.S. Holder in respect of the PLUS will be recharacterized as ordinary income. U.S. Holders should consult their tax advisors regarding the potential application of the "constructive ownership" rule.

                                   Possible Alternative Tax Treatments of an Investment in the PLUS

                                   Due to the absence of authorities that directly address the proper characterization of the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a PLUS under
                                   Treasury regulations governing contingent payment debt instruments (the "Contingent
                                   Debt Regulations").

                                   If the IRS were successful in asserting that the Contingent Debt Regulations applied to the PLUS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the PLUS every year at a "comparable yield" determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                                                         PS-30
========================================================================================================================

                                   Even if the Contingent Debt Regulations do not apply to the PLUS, other alternative federal income tax characterizations of the PLUS are also possible, which if applied could also affect the timing and character of the income or loss with respect to the
                                   PLUS. It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the
                                   U.S. federal income tax consequences of an investment in the PLUS.

                                   Backup Withholding and Information Reporting

                                   Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S.
                                   federal income tax liability, provided that the required information is furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the PLUS and the proceeds from a sale or other disposition of the
                                   PLUS, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                   Tax Consequences to Non-U.S. Holders

                                   This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a PLUS that is:

                                   o    an individual who is classified as a nonresident alien;
                                   o    a foreign corporation; or
                                   o    a foreign trust or estate.

                                   "Non-U.S. Holder" does not include a holder who is an individual present in the
                                   United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a PLUS.

                                   Tax Treatment upon Sale, Exchange or Settlement of the PLUS

                                   In general. Assuming the characterization and treatment of the PLUS as set forth above is respected, a Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

                                                         PS-31
========================================================================================================================

                                   If all or any portion of a PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to
                                   U.S. federal withholding tax, provided that:

                                   o    the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

                                   o    the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

                                   o    the Non-U.S. Holder is not a bank receiving interest under section 881(c)(3)(A)
                                        of the Code; and

                                   o    the certification requirement described below has been fulfilled with respect to the beneficial owner.

                                   Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a PLUS (or a financial institution holding the PLUS on behalf of the beneficial owner) furnishes to us an
                                   IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

                                   U.S. Federal Estate Tax

                                   Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes
                                   (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the PLUS are likely to be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S.
                                   individuals, or are entities of the type described above, are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the PLUS.

                                   Backup Withholding and Information Reporting

                                   Information returns may be filed with the IRS in connection with the payment on the
                                   PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The certification procedures described above under "-Tax Treatment upon Sale, Exchange or Settlement of the PLUS - Certification Requirement" will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S.
                                   Holder to a refund, provided that the required information is furnished to the IRS.

                                                         PS-32